UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CHROMADEX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ChromaDex Corporation
10900 Wilshire Blvd, Suite 600
Los Angeles, CA 90024

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2021

April 21, 2021

To the stockholders of ChromaDex Corporation:

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of ChromaDex Corporation, a Delaware corporation (“we,” “us,” “our,” “ChromaDex,” or the “Company”), will be held on June 17, 2021, at 3:00 p.m. Pacific Time. You are being asked to vote on the following matters:

(1)	To elect the eight nominees for director named herein;
(2)	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021
(3)	To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement;
(4)	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; and
(5)	To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The accompanying proxy statement contains additional information and should be carefully reviewed by stockholders.

Because of the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting of stockholders, conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online and vote your shares electronically by visiting: www.meetingcenter.io/241643867 at the meeting date and time described in the accompanying proxy statement. The password for the meeting is CDXC2021. There is no physical location for the Annual Meeting. We are utilizing the latest technology to provide safe access for our stockholders. Hosting a virtual meeting will enable greater stockholder attendance and participation from any location. Questions related to the Annual Meeting or voting matters can be submitted by email to InvestorRelations@Chromadex.com. We encourage you to attend online and participate. We recommend that you log in a few minutes before the Annual Meeting start time of 3:00 p.m. Pacific Time on June 17, 2021, to ensure you are logged in when the Annual Meeting begins.

Pursuant to the bylaws of the Company, the Board of Directors has fixed the close of business on April 20, 2021 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. Holders of the Company’s Common Stock are entitled to vote at the Annual Meeting.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 27, 2021 to our beneficial owners and stockholders of record who owned our Common Stock at the close of business on April 20, 2021. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Frank L. Jaksch Jr. Executive Chairman of the Board

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

-i-

ChromaDex Corporation
10900 Wilshire Blvd, Suite 600
Los Angeles, CA 90024

PROXY STATEMENT
FOR
2021 ANNUAL MEETING OF STOCKHOLDERS
JUNE 17, 2021

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors (“Board of Directors” or “Board”) of ChromaDex Corporation (the “Company”), in connection with the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held on June 17, 2021, at 3:00 p.m. Pacific Time via live webcast at www.meetingcenter.io/241643867 due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, employees, management and directors.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

(1)	To elect the eight nominees for director named herein;
(2)	To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021;
(3)	To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement;
(4)4)	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; and
(5)	To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The Board of Directors has fixed the close of business on April 20, 2021 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 27, 2021 to our beneficial owners and stockholders of record who owned our Common Stock at the close of business on April 20, 2021. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 17, 2021: THE NOTICE, PROXY STATEMENT, PROXY CARD AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.CHROMADEX.COM, INVESTOR RELATIONS SECTION.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials this year instead of a full set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.

We intend to mail the Notice on or about April 27, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 7, 2021.

How can I attend the Annual Meeting?

In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. You will be able to attend the Annual Meeting online by visiting www.meetingcenter.io/241643867. You also will be able to vote your shares online by attending the Annual Meeting by webcast. Questions related to the Annual Meeting or voting matters can be submitted by email to InvestorRelations@Chromadex.com.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is CDXC2021. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 3:00 p.m., Pacific Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A.), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. Registered stockholders can attend the meeting by accessing the meeting site at www.meetingcenter.io/241643867 and entering the 15-digit control number that can be found on your Notice or proxy card mailed with the proxy materials and the meeting password, CDXC2021.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your ChromaDex Corporation holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 10, 2021. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare
ChromaDex Corporation Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 20, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 67,932,548 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 20, 2021 your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted. Registered stockholders can attend the meeting by accessing the meeting site at www.meetingcenter.io/241643867 and entering the 15-digit control number that can be found on your Notice or proxy card mailed with the proxy materials and the meeting password, CDXC2021.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 20, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

●
To elect the eight nominees for director named herein;
●
To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021;
●
To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement; and
●
To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy using the enclosed proxy card. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

●
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 5:00 p.m., Eastern Time on June 16, 2021 to be counted.

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To vote through the internet, go to www.envisionreports.com/CDXC to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 4:00 p.m., Eastern Time on June 17, 2021 to be counted.

●
To vote during the Annual Meeting, follow the instructions posted at www.meetingcenter.io/241643867.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2021.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1, Proposal 3 or Proposal 4 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all eight nominees for director, “For” the proposal to ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021, “For” to approve the compensation of named executive officers and for “One Year” as the preferred frequency of advisory votes to approve executive compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●
You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024.

●
You may vote during the Annual Meeting which will be hosted via the Internet.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 28, 2021, to ChromaDex Corporation, Attn: Secretary, at 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024. If you wish to submit a proposal (including a director nomination) at the annual meeting that is not to be included in the Company’s proxy materials for next year’s annual meeting, such proposal must be received no earlier than the close of business on March 21, 2022 nor later than the close of business on April 20, 2022. You are also advised to review the Company’s Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposal 2 and Proposal 3, votes “For” and “Against,” and abstentions. Abstentions will be counted towards the vote total for Proposal 2 and Proposal 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How Many Votes Are Needed for Each Proposal to Pass?

Proposal	Vote Required for Approval	Effect of Abstention	Effect of Broker Non-Vote

Election of eight members to our Board of Directors	Plurality of the votes cast (the eight directors receiving the most “For” votes)	None.	None.
Ratification of the Appointment of Marcum LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2021	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against.	Not applicable(1).
Approval, on an advisory basis, the compensation of the Company's named executive officers	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against.	None.
Advisory vote on the frequency of shareholder advisory votes on executive compensation
The frequency receiving the votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter; however, in the event that no frequency receives a majority, we will consider whichever frequency receives a plurality of the votes to be the frequency preferred by the stockholders
		Against.	None.

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

Vote cast online during the virtual Annual Meeting will constitute votes cast in person at the Annual Meeting for purposes of the votes.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the meeting. Thus, holders representing at least 33,966,274 votes must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.

How can I find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

Each director to be elected at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until such director’s death, resignation or removal. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the eight nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Election of a director to the Board of Directors requires a plurality of the votes cast at the Annual Meeting.

The current Board of Directors consists of Frank Jaksch, Jr., Stephen Block, Jeff Baxter, Robert Fried, Kurt Gustafson, Steven Rubin, Wendy Yu and Tony Lau. The Board of Directors has determined that a majority of its members, including Stephen Block, Jeff Baxter, Kurt Gustafson, Steven Rubin, Wendy Yu and Tony Lau are independent directors within the meaning of the applicable Nasdaq rules.

The following table sets forth the director nominees. It also provides certain information about the nominees as of the Record Date.

Nominees for Election to Board of Directors

		Director
Name	Age	Since
Frank Jaksch, Jr.	52	2000
Stephen A. Block	76	2007
Jeff Baxter	59	2015
Robert Fried	61	2015
Kurt Gustafson	53	2016
Steven Rubin	60	2017
Wendy Yu	45	2017
Tony Lau	32	2017
Frank L. Jaksch Jr., 52, is a Co-Founder of the Company and has served as a member of the Board since February 2000. Mr. Jaksch served as Chairman of the Board from May 2010 to October 2011 and was its Co-Chairman from February 2000 to May 2010. In June 2018, Mr. Jaksch transitioned from Chief Executive Officer to Executive Chairman of the Board. Mr. Jaksch oversees research, strategy and operations for the Company with a focus on scientific and novel products for pharmaceutical and nutraceutical markets. From 1993 to 1999, Mr. Jaksch served as International Subsidiaries Manager of Phenomenex, a life science supply company where he managed the international subsidiary and international business development divisions. Mr. Jaksch earned a B.S. in Chemistry and Biology from Valparaiso University. The Nominating and Corporate Governance Committee believes that Mr. Jaksch’s years of experience working in chemistry-related industries, his extensive sales and marketing background, and his knowledge of international business bring an understanding of the industries in which the Company operates as well as scientific expertise to the Board.

Stephen A. Block, 76, has been a director of the Company since October 2007 and Chair of the Compensation Committee and a member of the Audit Committee since October 2007. From May 2010 to October 2011, Mr. Block served as Lead Independent Director to the Board. Until November 2018, when Senomyx, Inc. was sold to Firmenich, Inc., an unaffiliated third party, Mr. Block was a director and chair of the nominating and corporate governance committee and a member of the audit committee of Senomyx, Inc., where he had served on the board of directors since 2005. He also is, and since September 2015 has been, a director of myLAB Box, Inc., a privately held company. Until December 2011, he also served as the chairman of the board of directors of Blue Pacific Flavors and Fragrances, Inc., and, until March 2012, as a director of Allylix, Inc. He served on the boards of directors of these privately held companies since 2008, and 2007, respectively. Mr. Block retired as senior vice president, general counsel and secretary of International Flavors and Fragrances Inc., a leading creator, manufacturer and seller of flavors and fragrances (“IFF”) in December 2003, having been IFF’s chief legal officer since 1992. During his eleven years at IFF he also led the company’s Regulatory Affairs Department. Prior to 1992, Mr. Block served as senior vice president, general counsel, secretary and director of GAF Corporation, a company specializing in specialty chemicals and building materials, and its publicly traded subsidiary International Specialty Products Inc., held various management positions with Celanese Corporation, a company specializing in synthetic fibers, chemicals and plastics, and practiced law with the New York firm of Stroock & Stroock & Lavan. Mr. Block received his B.A. cum laude in Russian Studies from Yale University and his law degree from Harvard Law School. The Nominating and Corporate Governance Committee believes that Mr. Block’s experience as the chief legal officer of one of the world’s leading flavor and fragrance companies contributes to the Board’s understanding of the flavor industry, including the Board’s perspective on the strategic interests of potential collaborators, the regulation of the industry, and the viability of various commercial strategies. In addition, Mr. Block’s experience in the area of corporate governance and public company financial reporting is especially valuable to the Board in his capacity as a member of both the Audit Committee and the Compensation Committee.

Jeff Baxter, 59, has been a director of the Company since April 2015 and a member of the Audit Committee and the Nominating and Corporate Governance Committee since April 2015. Mr. Baxter has served as President and CEO and a Director of VBI Vaccines, Inc. (NASDAQ:VBIV) since 2009. Previously, he was managing partner for the venture capital firm, The Column Group, where he played a pivotal role in the creation of several biotech companies including Immune Design Corp., a vaccine company based on the Lentiviral vector platform and TLR adjuvant technologies. Until July 2006, Mr. Baxter was SVP, R&D Finance and Operations, of GlaxoSmithKline (GSK). In his 19 years of pharma experience at GSK, he has held line management roles in R&D, commercial, manufacturing, finance and the office of the CEO. His most recent position in the global R&D organization included responsibility for finance, pipeline resource planning and allocation, business development deal structuring and SROne (GSK's in-house venture capital fund). He also chaired GSK's R&D Operating Board. Prior to GSK, he worked at Unilever and British American Tobacco. Mr. Baxter was educated at Thames Valley University and is a Fellow of the Chartered Institute of Management Accountants. The Nominating and Corporate Governance Committee believes that Mr. Baxter’s past experience in the pharmaceutical industry bring financial expertise, industry knowledge, and research and development experience to the Board.

Robert Fried, 61, became Chief Executive Officer since June of 2018. He has served as a director of the Company since July 2015, President and Chief Operating Officer from January to June 2018 and President and Chief Strategy Officer from March 2017 to January 2018. Mr. Fried also served as a member of the Nominating and Corporate Governance Committee from July 2015 to March 2017. Mr. Fried has served as Chairman of the Board of Directors of Tiger Media, Inc., which is now Fluent, Inc. (NASDAQ: FLNT), an information solutions provider focused on data-driven digital marketing services, from 2011 until June 2015. From 2007 to 2017, Mr. Fried was the founder and Chief Executive Officer of Spiritclips LLC, now called Hallmark Movies Now, a subscription streaming video service, which was acquired by Hallmark Cards Inc. in 2012. Mr. Fried is an Academy Award winning motion picture producer whose credits include Rudy, Collateral, Boondock Saints, So I Married an Axe Murderer, Godzilla, and numerous others. From December 1994 until June 1996, he was President and Chief Executive Officer of Savoy Pictures, a unit of Savoy Pictures Entertainment, Inc. Mr. Fried has also held several executive positions including Executive Vice President in charge of Production for Columbia Pictures, Director of Film Finance and Special Projects for Columbia Pictures, and Director of Business Development at Twentieth Century Fox. Mr. Fried holds an M.S. from Cornell University and an M.B.A. from the Columbia University Graduate School of Business. The Nominating and Corporate Governance Committee believes that Mr. Fried’s past experience as Chairman of the Board of Directors of another public company brings financial expertise and industry knowledge to the Board.

Kurt A. Gustafson, 53, has been a director of the Company and Chair of the Audit Committee since October 2016 and a member of the Compensation Committee since March 2017. In April 2018, the Board of Directors appointed Mr. Gustafson as lead independent director of the Board of Directors. Mr. Gustafson has 30 years of diverse experience in corporate finance. He currently serves as chief financial officer, principal accounting officer and executive vice president of Spectrum Pharmaceuticals, Inc. (NASDAQ: SPPI). From 2009 to 2013, he served as the chief financial officer of Halozyme Therapeutics, Inc. (NASDAQ: HALO). From 1991 to 2009, Mr. Gustafson worked at Amgen Inc. (NASDAQ: AMGN), holding various financial roles as vice president finance, chief financial officer of Amgen International and treasurer. Prior to joining Amgen Inc., he worked in public accounting as staff auditor at Laventhol & Horwath in Chicago. Mr. Gustafson is currently a member of the Board of Directors of Xencor, Inc. (NASDAQ: XNCR), a clinical-stage biopharmaceutical company. Mr. Gustafson serves as Chair of Xencor, Inc.’s Audit Committee. Mr. Gustafson holds a B.A. degree in Accounting from North Park University in Chicago and an M.B.A. from University of California, Los Angeles. The Nominating and Corporate Governance Committee believes that Mr. Gustafson’s past experience as chief financial officer of a public company and his extensive experience pharmaceutical industry qualify him to chair the Audit Committee and that Mr. Gustafson brings financial, merger and acquisition experience, and a background working with public marketplaces to the Board.

Steven D. Rubin, 60, has been a director of the Company and a member of the Nominating and Corporate Governance Committee since March 2017 and Chair of Nominating and Corporate Governance Committee since March 2018. Mr. Rubin currently serves as OPKO Health, Inc.’s (NASDAQ: OPK) Executive Vice President – Administration since May 2007 and as a director since February 2007. He has extensive experience as a practicing lawyer, and as general counsel and board member to multiple public companies. Mr. Rubin currently serves on the board of directors for the following companies: Non-Invasive Monitoring Systems, Inc. (OTCBB:NIMU), a medical device company; Cocrystal Pharma, Inc. (NASDAQ:COCP), a biotechnology company developing new treatments for viral diseases; Eloxx Pharmaceuticals (OTCMKTS: ELOX), a company committed to treating patients suffering from rare and ultra-rare diseases caused by premature termination codon nonsense mutations, prior to its merger with Sevion Therapeutics in December 2017; Neovasc, Inc. (NASDAQ:NVCN), a company developing and marketing medical specialty vascular devices; and Red Violet, Inc., a software and services company that specializes in big data analysis providing cloud-based mission-critical information solutions to enterprises in a variety of industries. Red Violet, Inc. (NASDAQ:RDVT)serves customers in the United States. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Mr. Rubin previously served as a director of the following companies: Castle Brands, Inc. (NYSE:ROX), a developer and marketer of premium brand spirits; Kidville, Inc. (OTCBB:KVIL), an operator of large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to five-year-olds; VBI Vaccines Inc. (NASDAQ CM: VBIV), a commercial-stage biopharmaceutical company developing a next generation of vaccines; Dreams, Inc. (NYSE MKT: DRJ), a vertically integrated sports licensing and products company; Safestitch Medical, Inc. prior to its merger with TransEnterix, Inc.; and, PROLOR Biotech, Inc., prior to its acquisition by the Company in August 2013; and Cognit, Inc. (NASDAQ:COGT), a data and analytics company providing cloud-based mission-critical information and performance marketing solutions. Mr. Rubin holds a B.A. degree from Tulane University and a Juris Doctor from University of Florida. The Nominating and Corporate Governance Committee believes that Mr. Rubin’s past experience as general counsel and board member of multiple public companies bring financial expertise, industry knowledge, and a background working with public marketplaces to the Board.

Wendy Yu, 45, has been a director of the Company since August 2017 and a member of the Nominating and Corporate Governance Committee since March 2018. Since 2012, Ms. Yu has served as the Chief Digital Officer of Horizons Digital Group Limited (affiliate of Horizons Ventures Limited, a Hong Kong based investment firm), overseeing the Asia expansion of Horizons’ portfolio companies and directing public relations, communications, marketing and events. Ms. Yu graduated from University of Toronto, majoring in Commerce and Psychology. Ms. Yu serves as the director nominated by Pioneer Step Holdings Limited pursuant to rights granted to Pioneer Step Holdings Limited pursuant to that certain Securities Purchase Agreement, dated April 26, 2017, by and among the Company and the certain purchasers named therein (the “April 2017 Purchase Agreement”). The Nominating and Corporate Governance Committee believes that Ms. Yu’s experience in management, marketing and communications bring valuable expertise to the Board.

Tony Lau, 31, has been a director of the Company since August 2017 and a member of the Compensation Committee since March 2018. Since September 2014, Mr. Lau has been with Horizons Ventures Limited, building the consumer and retail segment and China market of the Hong Kong based investment firm. Prior to joining Horizons Ventures Limited, Mr. Lau was with Goldman Sachs Asia from June 2011 to August 2014. Mr. Lau currently serves on the board of directors of Celsius Holdings, Inc. as co-chairman. Mr. Lau has a Bachelor of Arts degree in Finance from the Guanghua School of Management in Peking, China. Mr. Lau serves as the director nominated by Champion River Ventures Limited pursuant to rights granted to Champion River Ventures Limited pursuant to the April 2017 Purchase Agreement.. The Nominating and Corporate Governance Committee believes that Mr. Lau’s experience in the finance and consumer products industry bring valuable experience to the Board.

2020 Director Compensation

Amended and Restated Director Compensation Policy

Under our Non-Employee Director Compensation Policy, each of our current non-employee directors is eligible to receive an annual retainer of $40,000 for serving on the Board and, if applicable, an additional annual retainer of $30,000 for serving as the Lead Independent Director. The chairpersons of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee receive an additional $20,000, $15,000, and $10,000, respectively, per year for service as chairperson for such committee. Members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each receive an additional $10,000, $7,500 and $5,000, respectively, per year for service on such committee.

Any non-employee director who is first elected to the Board will be granted an option to purchase 40,000 shares of our common stock on the date of his or her initial election to the Board. In addition, on the date of each annual meeting, each person who continues to serve as a non-employee member of the Board following such annual meeting will be granted a stock option to purchase 20,000 shares of our common stock. All option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. Each initial grant for a non-employee director will vest over a three year period, and each annual grant for a non-employee director will vest over a one year period, in each case subject to the director’s continuing service on our Board.

The following table provides information concerning compensation of our non-employee directors who were directors during the fiscal year ended December 31, 2020. The compensation reported is for services as directors for the fiscal year ended December 31, 2020.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen Block (2)	65,000	-	53,775	-	-	-	118,775
Jeff Baxter (3)	55,000	-	53,775	-	-	-	108,775
Kurt Gustafson (4)	97,500	-	53,775	-	-	-	151,275
Steven Rubin (5)	50,000	-	53,775	-	-	-	103,775
Wendy Yu (6)	45,000	-	53,775	-	-	-	98,775
Tony Lau (7)	47,500	-	53,775	-	-	-	101,275

(1) The amounts in the column titled “Option Awards” above reflect the aggregate grant date fair value of stock option awards for the fiscal year ended December 31, 2020. See Note 13 of the ChromaDex Corporation Consolidated Financial Report included in the Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021, for a description of certain assumptions in the calculation of the fair value of the Company’s stock options. The options have an exercise price of $4.67 and vest 100% on June 19, 2021.

(2) On June 19, 2020, Mr. Block was awarded the option to purchase 20,000 shares of the Company’s common stock.

(3) On June 19, 2020, Mr. Baxter was awarded the option to purchase 20,000 shares of the Company’s common stock.

(4) On June 19, 2020, Mr. Gustafson was awarded the option to purchase 20,000 shares of the Company’s common stock.

(5) On June 19, 2020, Mr. Rubin was awarded the option to purchase 20,000 shares of the Company’s common stock.

(6) On June 19, 2020, Ms. Yu was awarded the option to purchase 20,000 shares of the Company’s common stock.

(7) On June 19, 2020, Mr. Lau was awarded the option to purchase 20,000 shares of the Company’s common stock.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

VOTE REQUIRED

Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

The Board has established a corporate Code of Business Conduct and Ethics that applies to all officers, directors and employees and which is intended to qualify as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. The Code of Business Conduct and Ethics is available on the Investor Relations section of the Company’s website at www.chromadex.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Conduct and the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are:

●
available on the Investor Relations section of our corporate website at www.chromadex.com; and

●
available in print to any stockholder who requests them from our corporate secretary.

Director Attendance

The Board held four meetings during 2020. Each director attended at least 75% of Board meetings and meetings of the committees on which he or she served.

Board Qualification and Selection Process

The Nominating and Corporate Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees or consider diversity in identifying nominees for director. However, the Nominating and Corporate Governance Committee does consider the knowledge, experience, integrity and judgment of potential candidates for nominations to the Board. The Nominating and Corporate Governance Committee will consider persons recommended by stockholders for nomination for election as directors. The Nominating and Corporate Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee. Stockholders wishing to recommend director candidates must follow the prior notice requirements as described herein.

Board Leadership Structure and Risk Oversight

The leadership of the Board of Directors is currently structured so that it is led by an Executive Chairman, Frank Jaksch, who has authority, among other things, to call and preside over meetings of the Board of Directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. As Executive Chairman, Mr. Jaksch will serve as Chairman of the Board and will continue to serve as an employee and executive officer of the Company. Kurt Gustafson serves as lead independent director.

The Board of Directors has determined that the leadership structure, in which there is an Executive Chairman and an independent director acting as lead independent director, ensures that the appropriate level of oversight, independence, and responsibility is applied to all Board decisions, including risk oversight, and is in the best interests of the Company and those of the Company’s stockholders. The lead independent director serves as the liaison between the Executive Chairman and the independent directors and his responsibilities, among other things, include facilitating communication with the Board and presiding over regularly conducted executive sessions of the independent directors and establishing the agenda for meetings of the independent directors. The Board of Directors believes that its strong corporate governance policies and practices, including the substantial percentage of independent directors on the Board of Directors, and the robust duties that will be delegated to the lead independent director, empower the Board of Directors to effectively oversee the Company’s Chief Executive Officer and Executive Chairman and provide an effective and appropriately balanced Board of Directors governance structure.

The entire Board of Directors, as well as through its various committees, is responsible for oversight of our Company’s risk management process.  Management furnishes information regarding risk to the Board of Directors as requested.  The Audit Committee discusses risk management with the Company’s management and independent public accountants as set forth in the Audit Committee’s charter.  The Compensation Committee reviews the compensation programs of the Company to make sure economic incentives are tied to the long-term interests of the stockholders.  The Company believes that innovation and the building of long-term stockholder value are impossible without taking risks. We recognize that imprudent acceptance of risk and the failure to identify risks could be a detriment to stockholder value.  The executive officers of the Company are responsible for assessing these risks on a day-to-day basis and for how to best identify, manage and mitigate significant risks that the Company may face.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Other committees may be established by the Board from time to time. The following table provides membership and meeting information for the fiscal year ended December 31, 2020 for each of our Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Jeff Baxter	X		X
Stephen Block	X	X(1)
Kurt Gustafson	X(1)	X
Tony Lau		X
Steven Rubin			X(1)
Wendy Yu			X
Total meetings in fiscal year ended December 31, 2020	6	5	2
(1)
Committee Chairperson.

The following is a description of each of the committees and their composition:

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

●
evaluates the performance of and assesses the qualifications of the independent auditors;
●
determines and approves the engagement of the independent auditors;
●
determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
●
reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;
●
monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;
●
reviews and approves or rejects transactions between the company and any related persons;
●
confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting;
●
establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
●
meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee currently consists of three directors: Kurt Gustafson (chairman), Stephen Block and Jeff Baxter. The Audit Committee met six times during the last fiscal year. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on the Investor Relations section of the Company’s website at www.chromadex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2020.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act).

The Board of Directors has also determined that Mr. Gustafson also qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Gustafson’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

This report of the audit committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by:

The Audit Committee of
The Board of Directors

Kurt Gustafson (Chairman)
Stephen Block
Jeff Baxter

Compensation Committee

Our Compensation Committee currently consists of three directors: Stephen Block (chairman), Kurt Gustafson and Tony Lau. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards. The Compensation Committee met five times during fiscal year 2020. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Investor Relations section of the Company’s website at www.chromadex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2020.

The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve the Company’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

●
establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and evaluation of performance in light of these stated objectives;
●
review and approval (or recommend to the Board of Directors for approval) of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer, other executive officers and non-employee directors; and
●
administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

If applicable, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and will consider whether to recommend that it be included in proxy statements and other filings.

The Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In March 2018, the Compensation Committee retained a consulting firm, Exequity LLP (“Exequity”) directly, although in carrying out assignments, the consulting firm may interact with Company management when necessary and appropriate. Exequity is a nationally recognized provider of executive compensation advisory services and was deemed independent pursuant to SEC rules.

The Compensation Committee generally does not have a specific target amount of compensation for individual executive officers relative to a peer group of companies, but it considers peer data for purposes of assessing the competitiveness of the executive compensation program. An individual executive officer may earn more or less than the market median depending on factors described below, including the individual’s experience and background, role, and past and future performance.

The Company has paid cash bonuses to its executive officers in 2021 for 2020 performance based upon achievements of certain goals. For additional information regarding the performance bonus amounts, see “Executive Officers and Management Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is an officer or employee of the Company. None of the executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.

Compensation Committee Report

This report of the Compensation Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by:

The Compensation Committee of
The Board of Directors

Stephen Block, Chairman
Kurt Gustafson
Tony Lau

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of three directors: Steven Rubin (chairman), Jeff Baxter and Wendy Yu. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met twice during the last fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Investor Relations section of the Company’s website at www.chromadex.com. The information on the website is not incorporated by reference into this Proxy Statement or the Annual Report for fiscal year 2020.

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company consistent with criteria approved by the Board of Directors, reviewing and evaluating incumbent directors, selecting or recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, assessing the performance of the Board of Directors, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee believes that candidates for director nominees should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote which we expect will typically be recommended to the full Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: ChromaDex Corporation, Attn: Secretary, at 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024, no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed.

Stockholder Communication

Any stockholder may communicate in writing by mail at any time with the entire Board of Directors or any individual director (addressed to “Board of Directors” or to a named director), c/o ChromaDex Corporation, ATTN: Secretary, 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024. All communications will be compiled by the Secretary of the Company and promptly submitted to the Board of Directors or the individual directors on a periodic basis.

Policy Regarding Attendance at Annual Meetings of Stockholders

The Company does not have a policy with regard to Board members’ attendance at annual meetings. Seven directors attended the Company’s most recent annual meeting of stockholders held on June 19, 2020.

Director Independence

As required under the Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Stephen Block, Jeff Baxter, Kurt Gustafson, Steven Rubin, Wendy Yu and Tony Lau. Frank L. Jaksch Jr. and Robert Fried do not meet the independence standards because of their employment with the Company.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Marcum LLP (“Marcum”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and our Board of Directors has further directed that management submit the selection of its independent registered public accountant firm for ratification by the stockholders at the Annual Meeting. Marcum has audited the Company’s financial statements since 2013. Representatives of Marcum are not expected to be present at the Annual Meeting.

Stockholder ratification of the selection of Marcum as the Company’s independent registered public accountants is not required by Delaware law, the Company’s certificate of incorporation, or the Company’s bylaws. However, the Audit Committee is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Marcum. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved.

Audit Fees

The following table sets forth aggregate fees billed to us by Marcum LLP, our independent registered public accounting firm during the fiscal years ended December 31, 2020 and December 31, 2019.

Fiscal Year Ended
Marcum, LLP	December 31, 2020	December 31, 2019
Audit Fees (1)	$374,000	$434,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)
Audit fees consist of fees billed for professional services rendered by Marcum in connection with the audit of the Company’s annual financial statements and internal control over financial reporting and quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, review of our registration statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee. In connection with the audit of the financial statements for the fiscal year ended December 31, 2020, the Company entered into an engagement agreement with Marcum that sets forth the terms by which Marcum will perform audit services for the Company.

Policy for Pre-Approval of Independent Auditor Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Marcum. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle the Company’s stockholders to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (including the compensation tables, and the narrative disclosures that accompany the compensation tables) pursuant to the SEC’s rules. At the Company’s 2015 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every three years. The Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

The Company’s executive compensation programs are designed to (1) motivate and retain executive officers, (2) reward the achievement the Company’s short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of the Company’s stockholders. Under these programs, the Company’s executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value. Please read the section herein entitled “Executive Compensation” for additional details about the Company’s executive compensation programs, including information about the fiscal year 2020 compensation of the Company’s named executive officers.

The Compensation Committee continually reviews the compensation programs for the Company’s executive officers to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with the Company’s stockholders’ interests and current market practices.

The Company is asking its stockholders to indicate their support for the Company’s named executive officer compensation as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers described in this Proxy Statement. Accordingly, the Company will ask its stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to ChromaDex Corporation’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Company’s Board of Directors. The Company’s Board of Directors and Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Company will consider its concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Unless the Board of Directors decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, and depending on the results of the vote for Proposal 4 at the Annual Meeting the next scheduled say-on-pay vote will be at the 2022 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY SHAREHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act also enable the Company’s stockholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. Currently, consistent with the preference expressed by the stockholders at the Company’s 2015 Annual Meeting of Stockholders, the policy of the Board is to solicit a non-binding advisory vote on the compensation of the named executive officers every three years. Accordingly, the Company is again asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of every year.

The Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting will be deemed to be the frequency preferred by the stockholders; however, in the event that no frequency receives a majority, the Board will consider whichever frequency receives a plurality of the votes to be the frequency preferred by the stockholders. Abstentions will have the same effect as votes “Against” each of the proposed voting frequencies. Broker non-votes will have no effect.

The Board and the Compensation Committee value the opinions of the stockholders in this matter, and the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support, even if that alternative does not receive the support of a majority of the shares present and entitled to vote. However, because this vote is advisory and, therefore, not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL 4.

EXECUTIVE OFFICERS

Executive Officers

The names of our executive officers and their ages, positions, and biographies are set forth below. Frank Jaksch’s and Robert Fried's backgrounds are discussed under the section Nominees for Election to Board of Directors. The persons listed below served as our executive officers during 2020:

Name	Age	Position
Frank Jaksch, Jr.	52	Executive Chairman of the Board
Robert Fried	61	Chief Executive Officer and Director
Kevin Farr	63	Chief Financial Officer
Mark Friedman (1)	63	Former Chief Legal Officer, General Counsel and Corporate Secretary
Megan Jordan (2)	51	Former Chief Communications Officer and Senior Vice President of Global Marketing

(1)
Mr. Friedman served as General Counsel and Corporate Secretary until December 2, 2020 and as Chief Legal Officer until his retirement effective March 12, 2021.
(2)
Ms. Jordan served as Chief Communications Officer and Senior Vice President of Global Marketing until her resignation effective January 4,2021.

The persons listed below are our executive officers as of the date hereof:

Name	Age	Position
Frank Jaksch, Jr.	52	Executive Chairman of the Board
Robert Fried	61	Chief Executive Officer and Director
Kevin Farr	63	Chief Financial Officer
Lisa Hatton Harrington (1)	53	General Counsel and Corporate Secretary

(1) Ms. Harrington joined the Company in December 2020 and was appointed an executive officer in March 2021.

Kevin Farr, 63, has served as Chief Financial Officer since October 2017. Mr. Farr previously served as the Chief Financial Officer of Mattel, Inc. (NASDAQ:MAT) from February 2000 through September 2017, and prior to that served in multiple leadership roles at Mattel since 1991. Before joining Mattel, Mr. Farr spent 10 years at PricewaterhouseCoopers. Mr. Farr serves on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California, the Westside Los Angeles Ronald McDonald House Charities and as a board member of Polaris Industries Inc. Mr. Farr received his M.B.A. Administration from Northwestern University J. L. Kellogg Graduate School of Business, and his B.S. in Accounting from Michigan State University.

Lisa Hatton Harrington, 53, joined ChromaDex, Inc. in December 2020 as General Counsel and Corporate Secretary. Before joining ChromaDex, she was previously Special Counsel at the global law firm Cooley LLP acting as outside general counsel to a wide variety of clients from September 2018 to December 2020. Ms. Harrington has held General Counsel positions at ASICS Americas (September 2016 through September 2018), Surf Airlines (2015 through 2016), NBCUniversal/Comcast’s digital division (including Fandango, from 2006 through 2015), and Unum Group’s Western Division (2000 through 2005). Ms. Harrington has also served as chief compliance officer, chief privacy officer, head of risk management, and she has held internal audit, ESG, procurement, and investment committee positions throughout her legal career. Ms. Harrington serves on the corporate advisory board of the Gould School of Law at the University of Southern California. Ms. Harrington received her B.A. in 1990 from University of California, Los Angeles and her J.D. in 1993 from University of Southern California Gould School of Law.

EXECUTIVE OFFICERS AND MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for 2020 should be read together with the compensation tables and related disclosures set forth below.

We believe our success is driven by the leadership of our named executive officers. Our named executive officers are primarily responsible for many of our important business development relationships. The growth and maintenance of these relationships is critical to ensuring our future success, as is experience in managing these relationships. Therefore, it is important to our success that we retain the services of these individuals. Our Board believes that our current executive compensation program properly aligns the interests of our executive officers with those of our stockholders.

General Philosophy

Our overall compensation philosophy is to provide an executive compensation package that enables us to attract, retain and motivate executive officers to achieve our near-term and long-term business objectives. We also believe that a meaningful portion of the executive officer's total cash compensation should be at risk and dependent upon the achievement of our objectives. Among other things, our compensation philosophy aims to reward strong performance with competitive pay and thus better enable us to retain executive officers who contribute to the long-term success of the Company.

We attempt to pay our executive officers competitively in order to retain the most capable people in the industry. In making executive and employee compensation decisions, the Compensation Committee considers achievement of certain goals and criteria, some of which relate to the Company’s performance and others to the performance of the individual employee.

The Compensation Committee periodically evaluates our compensation policies to determine whether we remain competitive among industry peers and continue to attract, retain and motivate key personnel. To meet these objectives, the Compensation Committee may from time to time increase salaries, award additional equity grants or provide other short and long-term incentive compensation. Our Board of Directors values the perspective of our stockholders, and the Compensation Committee will continue to consider the outcome of future say-on-pay votes, as well as any other stockholder feedback, when making compensation decisions for the named executive officers.

The Compensation Committee generally seeks input from our executive officers when discussing the performance and compensation levels for executives and other Company leadership. The Compensation Committee also works with our Chief Executive Officer and Chief Financial Officer to evaluate the financial, accounting, tax and retention implications of our various compensation programs. No executive participates in deliberations relating to his or her own compensation. Additionally, Exequity, the independent consultant engaged by the Compensation Committee provides input on best practices, the potential impact of various alternatives, and other advisory matters.

Results of Most Recent Stockholder Advisory Vote on Executive Compensation

Over 92% of the votes cast in the stockholder advisory vote on the compensation of our named executive officers in 2018 approved our executive compensation. At the Company’s 2015 Annual Meeting of Stockholders, the stockholders recommended a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation, as described in our 2015 proxy statement. The Compensation Committee considered the result of the stockholder advisory vote as an endorsement of its compensation policies, practices and philosophy for our named executive officers. Accordingly, the Compensation Committee determined not to make any significant changes as a result of the vote. In addition, in part based on the support shown by the vote, the Compensation Committee has maintained a consistent approach in making compensation decisions.

The Compensation Committee considers the results of the say-on-pay vote on our executive compensation program as part of its annual executive compensation review. Our Board of Directors values the opinions of our stockholders, and the Compensation Committee will continue to consider the outcome of future say-on-pay votes, as well as any feedback received, when making compensation decisions for the named executive officers.

Compensation Program and Forms of Compensation

We provide our executive officers with a compensation package consisting of base salary, annual bonus, equity incentives and participation in benefit plans generally available to other employees. In establishing total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our peer group.

Base salaries are calculated to be competitive within our industry and to reflect the capabilities and experience of our executives. The annual bonus is intended to motivate and reward our executives for the achievement of certain strategic and measurable objectives. The equity awards incentivize executives to deliver long-term stockholder value, while serving as a retention vehicle for our executive talent.

The Compensation Committee conducts a thorough risk assessment of the Company’s compensation practices to analyze whether they encourage employees to take excessive or inappropriate risks. After completing the review, the Compensation Committee has concluded that the Company’s compensation programs are, on balance, consistent with market practices and do not present material risks to the Company.

Base Salary

Base salary is designed to provide a predictable level of compensation and provide a competitive level of pay that reflects the executive's experience, role and responsibilities. Base salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the industry for individuals of similar background to the executive officers being recruited. We also consider the individual’s experience, reputation in his or her industry and expected contributions to the Company. In each case, we take into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices.

Short-Term Incentives

We design our bonus programs to be competitive in relation to the market. Our goal is to instill a “pay for performance” culture throughout the Company. These bonus programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer. Upon completion of the fiscal year, the Compensation Committee assesses the Company’s performance and determines the amount to be awarded to each of the executive officers based on the achievement of the financial and strategic goals that were set earlier in the year. Our compensation plan is reviewed on at least an annual basis to determine that it is operating as intended.

2020 Annual Incentives

In 2021, we paid incentive bonuses of $290,304, $149,507, $184,392, $149,507 and $90,000, respectively, to our executive officers Robert Fried, Kevin Farr, Frank Jaksch Jr., Mark Friedman, and Megan Jordan for services performed during 2020. For 2020, the bonus goals for named executive officers mainly consisted of three categories, (i) net sales, (ii) operating income / (loss) with certain adjustments and (iii) qualitative corporate goals. Qualitative corporate goals consisted of (i) continuing to build TRU NIAGEN as a Global Brand, (ii) continuing to build ChromaDex as a Corporate brand, (iii) developing key channels and territories, and (iv) developing the product pipeline. The Compensation Committee determined that 90% of these qualitative corporate goals were achieved. The weight factor of the goals, the threshold, target and maximum threshold and the actual incentive bonus payouts were as follows:

Executive Bonus Targets	Weight Factor	2020 Threshold	2020 Target	2020 Max-out	2020 Actual	Payout %	Base Salary	Target Bonus %	Bonus Payment

Robert Fried, Chief Executive Officer
Total Company - Net Sales	45%	$48,871	$65,161	$81,451	$59,257	41%	$500,000	60%	$122,419
Total Company - Operating Income / (Loss)	25%	(27,881)	(22,305)	(16,729)	(18,770)	29%	500,000	60%	86,885
Qualitative Corporate Goals	30%	N/A	N/A	N/A	90%	27%	500,000	60%	81,000
Total	100%					96.9%			$290,304

Kevin Farr, Chief Financial Officer
Total Company - Net Sales	45.0%	48,871	65,161	81,451	59,257	41%	309,000	50%	63,046
Total Company - Operating Income / (Loss)	25.0%	(27,881)	(22,305)	(16,729)	(18,770)	29%	309,000	50%	44,746
Qualitative Corporate Goals	30.0%	N/A	N/A	N/A	90%	27%	309,000	50%	41,715
Total	100%					96.9%			$149,507

Frank Jaksch, Executive Chairman
Total Company - Net Sales	45.0%	48,871	65,161	81,451	59,257	41%	381,100	50%	77,756
Total Company - Operating Income / (Loss)	25.0%	(27,881)	(22,305)	(16,729)	(18,770)	29%	381,100	50%	55,187
Qualitative Corporate Goals	30.0%	N/A	N/A	N/A	90%	27%	381,100	50%	51,449
Total	100%					96.9%			$184,392

Mark Friedman, General Counsel
Total Company - Net Sales	45.0%	48,871	65,161	81,451	59,257	41%	309,000	50%	63,046
Total Company - Operating Income / (Loss)	25.0%	(27,881)	(22,305)	(16,729)	(18,770)	29%	309,000	50%	44,746
Qualitative Corporate Goals	30.0%	N/A	N/A	N/A	90%	27%	309,000	50%	41,715
Total	100%					96.9%			$149,507

Megan Jordan, Chief Communications Officer & SVP of Global Marketing
Total Company - Net Sales	45.0%	48,871	65,161	81,451	26,659	41%	300,000	40%	49,107
Total Company - Operating Income / (Loss)	25.0%	(27,881)	(22,305)	(16,729)	1,691	29%	300,000	40%	34,754
Qualitative Corporate Goals	30.0%	N/A	N/A	N/A	17%	5.2%	300,000	40%	6,139
Total	100%					75.1%			$90,000

Long-Term Incentives

We design our equity programs to be competitive in relation to the market and industry peer group. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as appropriate. Currently, our long-term incentive plan is entirely equity-based to facilitate ownership and to align executive interests with those of our stockholders. Stock options and other forms of equity compensation are designed to reward strong, individual performance over a clearly defined timeline. Stock options provide incentives to grow stockholder value since our executive officers can realize value only if our stock price appreciates over the exercise price, which is the closing market price on the date of grant.

Timing of Equity Awards

Only the Compensation Committee of the Board of Directors may approve stock option grants to our executive officers. Stock options to employees, including our executive officers, are generally granted once a year at predetermined meetings of the Compensation Committee. On limited occasions, grants may occur upon unanimous written consent of the Compensation Committee, which occurs primarily for the purpose of approving a compensation package for a newly hired or promoted executive under an employment agreement with the executive. The exercise price of a newly granted option is the closing market price of our Common Stock on the date of grant. Our officers received stock option awards during 2020, details of which are summarized below under Grants of Plan-Based Awards.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market and our peer group while conforming to local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as appropriate. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer alternatives for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees. For our retirement program, we sponsor a 401(k) plan for our employees. The 401(k) plan is a retirement savings defined contribution plan established in accordance with the Internal Revenue Code that provides each of our eligible employees with the opportunity to defer a portion of his or her eligible compensation on statutorily prescribed annual limits, and to have this amount contributed to an account under the 401(k) plan in his or her name. Other than the benefits and compensation disclosed herein, the Company does not otherwise provide perquisites to its executive officers.

Severance and Change in Control Arrangements

Several of our executives have employment and other agreements that provide for severance payment arrangements and/or acceleration of stock option and stock award vesting in the event of an acquisition or other change in control of our company. These agreements are aimed to reduce distractions by letting our executives focus on the business, and are described in greater detail below under the heading “Employment Agreements”.

Clawback Policy

The Company has established a Clawback Policy, which, among other things, permits the Compensation Committee to require forfeiture or reimbursement of certain cash and equity award that was paid, granted, or vested based upon the achievement of financial results that, when recalculated to include the impact of a material financial restatement, were not achieved, whether or not fraud or misconduct was involved. The Clawback policy is applicable to all current or former officer of the Company who is or was designated as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

Hedging Policy

The Company has established an Insider Trading Policy, which, among other things, prohibits trading in securities with material nonpublic information including through hedging activities. Further, none of the Company’s employees, directors, consultants and contractors may trade in options, warrants, puts and calls or similar instruments on our securities or sell our securities “short”. Engaging in any transactions relating to our common stock must be pre-cleared by our Chief Financial Officer.

Stock Ownership Policy

The Company has established a Stock Ownership Policy, which, among other things, aligns the interests of the Chief Executive Officer, other named executive officers and the members of the Board, with the interests of the Company’s stockholders and to further promote the Company’s commitment to sound corporate governance. The stock ownership guidelines are determined as a multiple of each person’s base salary/retainer as follows:

Title	Ownership Guideline
Chief Executive Officer	Six times annual base salary
All other Named Executive Officers	Three times annual base salary
Members of the Board	Two times annual base retainer

Subject to potential extension, the Chief Executive Officer, other named executive officers and the members of the Board are required to achieve the applicable level of ownership by the fifth year from the date of his or her appointment.

Tax and Accounting Considerations

Limitation on Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible, unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Accounting Treatment

Under Financial Accounting Standard Board ASC Topic 718, or ASC 718, the Company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The accounting impact of our compensation programs are one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs.

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer (the principal executive officer), Chief Financial Officer (the principal financial officer), Executive Chairman, Former Chief Legal Officer and General Counsel and Corporate Secretary, and Former Chief Marketing Officer, each of whom served during the year ended December 31, 2020 as our named executive officers.

Name	Year	Salary	Non-Equity Incentive Plan	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total ($)
Robert Fried	2020	$519,231	$290,304	-	$316,414(8)	$736	$1,126,685
	2019	$486,537	$190,404	$653,331(4)	$381,622(5)	-	$1,711,894
	2018	$379,121	$468,330	$1,255,003(6)	$3,057,990(7)	-	$5,160,444
Kevin Farr	2020	$320,884	$149,507	-	$209,217(9)	$9,208	$688,816
	2019	$306,577	$98,058	-	$210,450(10)	$6,418	$621,503
	2018	$300,000	$93,600	-	-	-	$393,600
Frank Jaksch, Jr.	2020	$398,758	$184,392	-	$142,253(11)	$9,275	$734,678
	2019	$378,111	$120,938	-	$129,329(12)	$8,400	$636,778
	2018	$370,000	$100,000	-	$188,960(13)	$8,650	$667,610
Mark Friedman	2020	$311,971	$149,507	-	$209,217(14)	$8,072	$678,767
	2019	$306,577	$98,058	-	$210,450(15)	$7,012	$622,097
	2018	$281,967(16)	$87,974	-	$1,768,274(17)	$6,231	$2,144,446
Megan Jordan	2020	$311,538(19)	$90,000	-	$370,988(18)	$1,670	$774,196

(1)
The amounts in the column titled “Stock Awards” above reflect the aggregate award date fair value of restricted stock awards.
(2)
The amounts in the column titled “Option Awards” above reflect the aggregate grant date fair value of stock option awards for the fiscal years ended December 31, 2020, December 31, 2019 and December 30, 2018. See Note 13 of the ChromaDex Corporation Consolidated Financial Report included in the Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021, for a description of certain assumptions in the calculation of the fair value of the Company’s stock options.

(3)
The amount in this column titled “All Other Compensation” above reflect matching 401(k) contributions and life insurance premiums paid by the company.

(4)
166,666 shares of Common Stock were awarded on March 13, 2019 pursuant to Mr. Fried’s employment agreement in connection with the acquisition of Healthspan Research LLC in 2017, which provided the stock grant upon the achievement of certain performance goals.

(5)
On February 21, 2019, Robert Fried was granted options to purchase 162,569 shares of ChromaDex common stock at an exercise price of $3.84. These options expire on February 21, 2029 and 1/3rd of the options vested on February 21, 2020 and the remaining shares vest in a series of 24 equal monthly installments thereafter.

(6)
166,667 shares of Common Stock were awarded on each of June 22, 2018 and November 7, 2018 pursuant to Mr. Fried’s employment agreement in connection with the acquisition of Healthspan Research LLC in 2017, which provided the stock grant upon the achievement of certain performance goals.

(7)
On January 21, 2018, Robert Fried was granted options to purchase 300,000 shares of ChromaDex common stock at an exercise price of $5.85. These options expire on January 21, 2028 and 10/36th of the options vested on January 21, 2018 and thereafter 1/36th vest on 12th of each month for the next 26 months. Also, on June 22, 2018, Mr. Fried was granted options to purchase 744,097 shares at an exercise price of $3.83. These options expire on June 22, 2028 and 1/3rd of the options vested on June 22, 2019 and the remaining options vest in a series of 24 equal monthly installments thereafter.

(8)
On February 25, 2020, Robert Fried was granted options to purchase 165,155 shares of ChromaDex common stock at an exercise price of $3.27. These options expire on February 24, 2030 and 1/3rd of the options vested on February 25, 2021 and the remaining shares vest in a series of 24 equal monthly installments thereafter.

(9)
On February 25, 2020, Kevin Farr was granted options to purchase 109,054 shares of ChromaDex common stock at an exercise price of $3.27. These options expire on February 24, 2030 and 1/3rd of the options vested on February 25, 2021 and the remaining shares vest in a series of 24 equal monthly installments thereafter.

(10)
On February 21, 2019, Kevin Farr was granted options to purchase 89,254 shares of ChromaDex common stock at an exercise price of $3.84. These options expire on February 21, 2029 and 1/3rd of the options vested on February 21, 2020 and the remaining shares vest in a series of 24 equal monthly installments thereafter.

(11)
On February 25, 2020, Frank Jaksch, Jr. was granted options to purchase 74,048 shares of ChromaDex common stock at an exercise price of $3.27. These options expire on February 24, 2030 and 1/3rd of the options vested on February 25, 2021 and the remaining shares vest in a series of 24 equal monthly installments thereafter.

(12)
On February 21, 2019, Frank Jaksch, Jr. was granted options to purchase 55,040 shares of ChromaDex common stock at an exercise price of $3.84. These options expire on February 21, 2029 and 1/3rd of the options vested on February 21, 2020 and the remaining shares vest in a series of 24 equal monthly installments thereafter.

(13)
On January 21, 2018, Frank Jaksch, Jr. was granted options to purchase 50,000 shares of ChromaDex common stock at an exercise price of $5.85. These options expire on January 21, 2028 and 1/4th of the options vested on January 21, 2029 and the remaining shares vest in a series of 36 equal monthly installments thereafter.

(14)
On February 25, 2020, Mark Friedman. was granted options to purchase 109,054 shares of ChromaDex common stock at an exercise price of $3.27. These options expire on February 24, 2030 and 1/3rd of the options vested on February 25, 2021 and the remaining shares vest in a series of 24 equal monthly installments thereafter.

(15)
On February 21, 2019, Mark Friedman was granted options to purchase 89,254 shares of ChromaDex common stock at an exercise price of $3.84. These options expire on February 21, 2029 and 1/3rd of the options vested on February 21, 2020 and the remaining shares vest in a series of 24 equal monthly installments thereafter.

(16)
Mark Friedman began serving as General Counsel and Corporate Secretary on January 22, 2018.

(17)
On January 22, 2018, Mark Friedman was granted options to purchase 500,000 shares of ChromaDex common stock at an exercise price of $5.65. These options expire on January 22, 2028 and 1/3rd of the options vested on January 22, 2019 and the remaining shares vest in a series of 24 equal monthly installments thereafter.

(18)
On January 27, 2020, Megan Jordan was granted options to purchase 150,000 shares of ChromaDex common stock at an exercise price of $4.18. 1/3rd of Ms. Jordan’s options vested on January 27, 2021. Ms. Jordan resigned effective January 4, 2021. As a result of her separation, all unvested shares as of January 31st, 2021 were forfeited. All remaining vested shares issued to Ms. Jordan were subject to a 90-day expiration period beginning on January 31, 2021.

(19)
Megan Jordan joined the Company in August 2019 but was appointed as an executive officer in March 2020.

Employment Agreements

The material terms of employment agreements with the named executive officers previously entered into by the Company are described below.

Employment Agreement with Robert Fried

On June 22, 2018, the Company and Robert Fried, entered into an Amended and Restated Executive Employment Agreement (the “Fried Agreement”). The Fried Agreement amends the Executive Employment Agreement by and between the Company and Mr. Fried, dated March 12, 2017, as amended on December 20, 2017. Pursuant to the Fried Agreement, Mr. Fried is entitled to: (i) an annual base salary of $450,000; (ii) starting in fiscal year 2019, an increased annual base salary of $500,000; (iii) an annual cash bonus for fiscal year 2018 based on direct-to-customer net sales for 2018 and the Company’s gross profit for 2018; (iv) starting in fiscal year 2019, an annual cash bonus based on the achievement of individual and corporate performance targets and metrics to be determined by the Board of Directors of the Company or the Compensation Committee thereof after reasonable consultation with Mr. Fried (the “Performance Bonus”), with such Performance Bonus set at (a) a target of 60% of base salary (based on a performance achievement of 100%), (b) a threshold Performance Bonus of 30% of base salary (based on a performance achievement of 75%) and (c) a maximum Performance Bonus of 90% (based on a performance achievement of 150%); (v) an option to purchase up to 744,097 shares of Company common stock under the Amended 2017 Plan (the “Option”); (vi) up to 333,333 shares of fully-vested restricted Company common stock that will be granted upon the achievement of certain performance goals and (vii) starting in fiscal year 2019, annual equity grants in amounts commensurate with Mr. Fried’s position with the Company, in the discretion of the Company’s Board of Directors. In 2019, the Compensation Committee determined that the payout structure of Mr. Fried’s Performance Bonus will be aligned with the rest of the executive officers, which the minimum achievement threshold is 50% target and the maximum achievement threshold is 150% of the target, with a target of 60% of base salary.

Any unvested shares subject to the Option will vest in full upon termination by the Company of Mr. Fried’s employment without cause (and other than as a result of Mr. Fried’s death or disability) or Mr. Fried’s resignation for good reason. If Mr. Fried’s employment is terminated by the Company without cause (and other than as a result of Mr. Fried’s death or disability) or Mr. Fried resigns for good reason, then subject to executing a release, Mr. Fried will receive (i) continuation of his base salary for 18 months, (ii) COBRA premiums for 12 months, (iii) accelerated vesting of any unvested time-based vesting equity awards that would have otherwise become vested had Mr. Fried performed continuous service through the one year anniversary of such termination date (provided that vesting for the Option shall accelerate as described above), (iv) an extended exercise period for his options and stock appreciation rights and (v) a prorated Performance Bonus. In the case of Mr. Fried’s death or disability, Mr. Fried will be eligible to receive a prorated Performance Bonus.

Employment Agreement with Kevin Farr

On October 5, 2017, the Company entered into an Employee Agreement (the "Farr Agreement") with Kevin M. Farr who was appointed by the Board to serve as Chief Financial Officer, Secretary, principal accounting officer and principal financial officer. Mr. Farr is entitled to receive certain severance payments per the terms of the Farr Agreement. The key terms of the Farr Agreement, including the severance terms are as follows:

Mr. Farr is entitled to: (i) an annual base salary of $300,000 and (ii) a discretionary annual bonus based on the achievement of certain performance goals to be determined by the Board. Pursuant to the Farr Agreement, Mr. Farr also received an option to purchase up to 1,000,000 shares of ChromaDex common stock under the ChromaDex 2017 Equity Incentive Plan, subject to vesting in a series of 36 equal monthly installments over a three-year period, with an exercise price equal to $4.24 per share. The options will fully vest if the Company's stock price equals or exceeds $10 per share for over the previous 20 trading days. On March 24, 2019, Mr. Farr’s base salary increased to $309,000.

If Mr. Farr’s employment is terminated by the Company without cause or Mr. Farr resigns for good reason, then, subject to executing a release, Mr. Farr will receive (i) continuation of his base salary for 12 months, (ii) COBRA premiums for 12 months, (iii) a prorated annual cash bonus, based on the good faith determination of the Board of the actual results and period of employment during the year of such termination, (iv) accelerated vesting of time-based equity that would have otherwise become vested by the one year anniversary of such termination date and (v) an extended exercise period for his options.

Employment Agreement with Frank Jaksch, Jr.

On June 22, 2018, ChromaDex, Inc. and Frank L. Jaksch, Jr. entered into an amendment (the “Jaksch Amendment”) to the Amended and Restated Employment Agreement, dated April 19, 2010, by and between ChromaDex, Inc. and Mr. Jaksch (the “Jaksch Agreement”). The Jaksch Amendment provides that Mr. Jaksch shall serve as Executive Chairman and shall perform such duties as are customarily associated with the position of Executive Chairman. The Jaksch Agreement automatically renews unless terminated in accordance with its terms. On January 2, 2014, the Board approved raising the annual base salary of Mr. Jaksch to $275,000 per year and the annual cash bonus target up to 50% of his base salary. On March 14, 2016, the Board increased the base salary of Mr. Jaksch to $320,000. On April 25, 2016, Mr. Jaksch’s base salary increased to $370,000 as the Company’s common stock was listed on Nasdaq Stock Market. On March 24, 2019, Mr. Jaksch’s base salary increased to $381,100.

The severance terms provide that in the event Mr. Jaksch’s employment with the Company is terminated voluntarily, he will be entitled to any accrued but unpaid base salary, any stock vested through the date of his termination and a pro-rated portion of 50% of his salary for the bonus. In addition, if Mr. Jaksch leaves the Company for “Good Reason”, (as defined in Jaksch Agreement), he will also be entitled to severance equal to 50% of his salary, and he will be deemed to have been employed for the entirety of such year. Severance will then consist of 16 weeks of paid salary, unless Mr. Jaksch signs a release, in which case he will receive compensation up to 12 months paid salary.

In the event the Company terminates Mr. Jaksch’s employment “without Cause” (as defined in the Jaksch Agreement), Mr. Jaksch will be entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary for a period of eight weeks, or, if Mr. Jaksch enters into a standard separation agreement, Mr. Jaksch will receive continuation of base salary and health benefits, together with applicable fringe benefits until 24 months from the date of termination (the “Severance Period”), and he will receive a bonus of 50% of his base salary as well as the full vesting of any otherwise unvested stock awards.

Agreements with Mark Friedman

On January 22, 2018, the Company entered into an Employee Agreement (the "Friedman Agreement") with Mark Friedman, who was appointed by the Board to serve as General Counsel and Corporate Secretary. .. On March 9, 2021, Mr. Friedman notified the Company that he intended to retire, effective March 12, 2021 (the “Retirement Date”). Mr. Friedman was entitled to receive certain severance payments per the terms of the Friedman Agreement. The key terms of the Friedman Agreement, including the severance terms, are as follows:

Mr. Friedman was entitled to: (i) an annual base salary of $300,000 and (ii) a discretionary annual bonus based on the achievement of certain performance goals to be determined by the Board. Pursuant to the Friedman Agreement, Mr. Friedman also received an option to purchase up to 500,000 shares of ChromaDex common stock under the ChromaDex 2017 Equity Incentive Plan, which one-third of the shares vested on the one year anniversary and the remaining shares will vest in a series of 24 equal monthly installments thereafter, with an exercise price equal to $5.65 per share. Any unvested options will vest in full upon a change of control of the Company, subject to Mr. Friedman’s continuous service through such change of control or upon termination by the Company of Mr. Friedman’s employment without cause or Mr. Friedman’s resignation for good reason within 90 days before the change of control. On March 24, 2019, Mr. Friedman’s base salary increased to $309,000.

If Mr. Friedman’s employment was terminated by the Company without cause or Mr. Friedman resigns for good reason, then, subject to executing a release, Mr. Friedman would have received (i) continuation of his base salary for 12 months, (ii) COBRA premiums for 12 months, (iii) a prorated annual cash bonus, based on the good faith determination of the Board of the actual results and period of employment during the year of such termination, (iv) accelerated vesting of time-based equity that would have otherwise become vested by the one year anniversary of such termination date and (v) an extended exercise period for his options.

In connection with his retirement, Mr. Friedman and the Company entered into a consultant agreement (the “Consulting Agreement”) whereby Mr. Friedman will provide certain advisory services to the Company for a period of 90 days following the Retirement Date in exchange for a cash payment of $12,000 per month. The services provided pursuant to the Consulting Agreement will constitute continuous service with the Company with respect to Mr. Friedman’s outstanding option awards.  The Consulting Agreement may be renewed for additional one-month terms upon written agreement by both parties, and may be terminated by either party upon 30 days’ written notice.

Employment Agreement with Megan Jordan

On July 23, 2019, the Company entered into an Employee Agreement (the "Jordan Agreement") with Megan Jordan, who was hired by the Company to serve as Senior Vice President of Corporate Affairs & Chief Communications Officer. Ms. Jordan resigned effective January 4, 2021. Ms. Jordan was entitled to receive certain severance payments per the terms of the Jordan Agreement. The key terms of the Jordan Agreement, including the severance terms, are as follows:

Ms. Jordan was entitled to an annual base salary of $300,000 and a discretionary annual bonus calculated and paid commensurate with other executive officers of the Company. Pursuant to the Jordan Agreement, Ms. Jordan also received an option to purchase up to 320,000 shares of ChromaDex common stock under the ChromaDex 2017 Equity Incentive Plan, which one-third of the shares will vest on the on year anniversary and the remaining shares will vest in a series of 24 equal monthly installments thereafter, with an exercise price equal to $4.47 per share. Any unvested options will vest in full upon a change of control of the Company, subject to Ms. Jordan’s continuous service through such change of control.

If Ms. Jordan’s employment was terminated by the Company without cause or Ms. Jordan resigned for good reason, then, subject to executing a release, Ms. Jordan would have received (i) continuation of her base salary for 12 months, (ii) COBRA premiums for 12 months, (iii) a prorated annual cash bonus, based on the good faith determination of the Board of the actual results and period of employment during the year of such termination, (iv) accelerated vesting of time-based equity that would have otherwise become vested by the one year anniversary of such termination date and (v) an extended exercise period for her options. As a result of Ms. Jordan’s voluntary resignation on January 4th, 2021 these termination benefits were not applicable.

Potential Payments Upon Termination or Change of Control

Following table describes and quantifies the severance and other benefits potentially payable to our named executive officers as of December 31, 2020.

Potential Payments Upon Termination Table*

Name	Severance ($) (1)	Accrued Compensation ($) (2)	Option Awards ($) (3)	Restricted Stock Awards ($) (4)	Medical ($) (5)	Total ($)

Robert Fried	$750,000	$68,750	$326,738	$-	$-	$1,145,488
Kevin Farr	$309,000	$42,488	$130,527	$-	$-	$482,015
Frank Jaksch, Jr.	$768,358	$59,730	$133,841	$800,006	$45,648	$1,807,583
Mark Friedman (6)	$309,000	$42,112	$130,527	$-	$22,824	$504,463
Megan Jordan (6)	$300,000	$18,505	$94,617	$-	$26,820	$439,942

*Reflects a termination without cause, or in the case of resignation for good reason, not in connection with a change in control.

(1)
Continuation of base salary for 24 months for Frank Jaksch, Jr., 18 months for Rob Fried and 12 months for Kevin Farr, Mark Friedman and Megan Jordan. The amount for Mr. Jaksch includes additional bonus.

(2)
Accrued compensation is comprised of any earned or accrued base salary, vacation pay and other payments and benefits earned and payable by law.

(3)
The amounts in this column represent the intrinsic value of “in-the-money” unvested options as of December 31, 2020 that would vest in accordance with the executive officer’s employment agreement. Values were derived using the closing price of the Company’s common stock on December 31, 2020 of $4.80.

(4)
The amount in this column represent the value of unvested restricted stock award as of December 31, 2020. Value was derived using the closing price of the Company’s common stock on December 31, 2020 of $4.80.

(5)
Medical is comprised of health insurance premiums for the period specified in each executive officer's employment agreement.

(6)
Mr. Friedman and Ms. Jordan both resigned from the Company subsequent to December 31, 2020.

Potential Payments Upon Change in Control Table*

Name	Severance ($) (1)	Accrued Compensation ($) (2)	Option Awards ($) (3)	Restricted Stock Awards ($) (4)	Medical ($) (5)	Total ($)

Robert Fried	$750,000	$68,750	$326,738	$-	$-	$1,145,488
Kevin Farr	$309,000	$42,488	$200,174	$-	$-	$551,662
Frank Jaksch, Jr.	$768,358	$59,730	$133,841	$800,006	$45,648	$1,807,584
Mark Friedman (6)	$309,000	$42,112	$200,174	$-	$22,824	$574,110
Megan Jordan (6)	$300,000	$18,505	$151,667	$-	$26,820	$496,992

*Reflects involuntary termination benefits in the event of a termination without cause or resignation for good reason in connection with a change in control.

(1)
Continuation of base salary for 24 months for Frank Jaksch, Jr., 18 months for Rob Fried and 12 months for Kevin Farr, Mark Friedman and Megan Jordan. The amount for Mr. Jaksch includes additional bonus.

(2)
Accrued compensation is comprised of any earned or accrued base salary, vacation pay and other payments and benefits earned and payable by law.

(3)
The amounts in this column represent the intrinsic value of “in-the-money” unvested options as of December 31, 2020 that would vest in accordance with the executive officer’s employment agreement. Values were derived using the closing price of the Company’s common stock on December 31, 2020 of $4.80.

(4)
The amount in this column represent the value of unvested restricted stock award as of December 31, 2020. Value was derived using the closing price of the Company’s common stock on December 31, 2019 of $4.80.

(5)
Medical is comprised of health insurance premiums for the period specified in each executive officer's employment agreement.

(6)
Mr. Friedman and Ms. Jordan both resigned from the Company subsequent to December 31, 2020.

Grants of Plan-Based Awards

The following table summarizes the stock option awards granted to our named executive officers during the year ended December 31, 2020:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)(1)	Grant DateFair Value of Stock and Option Awards ($)(2)

Robert Fried	2/25/2020	165,155	$3.27	$316,414
Kevin Farr	2/25/2020	109,054	$3.27	$209,217
Frank Jaksch, Jr.	2/25/2020	74,048	$3.27	$142,253
Mark Friedman	2/25/2020	109,054	$3.27	$209,217
Megan Jordan	1/27/2020	150,000	$4.18	$370,988

(1)
The exercise price of the stock options awarded was determined in accordance with our Amended 2017 Equity Incentive Plan, which provides that the exercise price for an option granted be the closing price of our common stock on the date of grant.

(2)
Based upon the aggregate grant date fair value of stock option awards. See Note 13 of the ChromaDex Corporation Consolidated Financial Report included in the Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021, for a description of certain assumptions in the calculation of the fair value of the Company’s stock options.

There were no restricted stock awards granted to our named executive officers during the year ended December 31, 2020.

Option Exercises and Stock Vested

The following table summarizes, with respect to our named executive officers, all options that were exercised and restricted stock vested during the year ended December 31, 2020:

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Vested (#)	Value Realized on Vesting ($)
Robert Fried	-	$-	-	$-
Kevin Farr	-	$-	-	$-
Frank Jaksch, Jr.	41,667	$24,584	-	$-
Mark Friedman	-	$-	-	$-
Megan Jordan	-	$-	-	$-

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding stock options and restricted stock granted to our named executive officers outstanding as of December 31, 2020.

Outstanding Stock Options at 2020 Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Robert Fried	66,667	—		—	3.30	7/30/2025
	20,000	—		—	2.605	11/16/2026
	500,000	—		—	2.715	3/12/2027
	300,000	—		—	5.85	1/21/2028
	620,081	124,016	(1)	—	3.83	6/22/2028
	99,348	63,221	(2)	—	3.84	2/21/2029
	—	165,155	(3)	—	3.27	2/24/2030
Kevin Farr	1,000,000	—		—	4.24	10/4/2027
	54,544	34,710	(4)	—	3.84	2/21/2029
	—	109,054	(5)	—	3.27	2/24/2030
Frank Jaksch, Jr.	83,334	—		—	1.92	8/28/2022
	633,810	—		—	2.835	9/15/2022
	50,000	—		—	3.75	6/18/2024
	50,001	—		—	3.66	7/6/2025
	85,000	—		—	4.04	8/15/2026
	36,458	13,542	(6)	—	5.85	1/21/2028
	33,636	21,404	(7)	—	3.84	2/21/2029
	—	74,048	(8)	—	3.27	2/24/2030
Mark Friedman	486,111	13,889	(9)	—	5.65	1/22/2028
	54,544	34,710	(10)	—	3.84	2/21/2029
	—	109,054	(11)	—	3.27	2/24/2030
Megan Jordan	30,000	—	(12)	—	4.12	5/1/2021
	142,222	177,778	(12)	—	4.47	5/1/2021
	—	150,000	(13)	—	4.18	5/1/2021

(1)
1/3 rd of Mr. Fried’s options vested on June 22, 2019 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(2)
1/3 rd of Mr. Fried’s options vested on February 21, 2020 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(3)
1/3 rd of Mr. Fried’s options vested on February 25, 2021 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(4)
1/3 rd of Mr. Farr’s options vested on February 21, 2020 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(5)
1/3 rd of Mr. Farr’s options vested on February 25, 2021 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(6)
¼th of Mr. Jaksch’s options vested on January 21, 2019 and the remaining options vest in a series of 36 equal monthly installments thereafter.
(7)
1/3rd of Mr. Jaksch’s options vested on February 21, 2020 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(8)
1/3 rd of Mr. Jaksch’s options vested on February 25, 2021 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(9)
1/3 rd of Mr. Friedman’s options vested on January 22, 2019 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(10)
1/3 rd of Mr. Friedman’s options vested on February 21, 2020 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(11)
1/3 rd of Mr. Friedman’s options vested on February 25, 2021 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(12)
Ms. Jordan terminated her employment with the Company effective January 4, 2021. As a result of her termination, all unvested shares as of January 31 st, 2021 were forfeited. All remaining vested shares issued to Ms. Jordan were subject to a 90 day expiration period beginning on January 31, 2021.
(13)
1/3 rd of Ms. Jordan’s options vested on January 27, 2021. Ms. Jordan terminated her employment with the Company effective January 4, 2021. As a result of her termination, all unvested shares as of January 31st, 2021 were forfeited. All remaining vested shares issued to Ms. Jordan were subject to a 90 day expiration period beginning on January 31, 2021.

Outstanding Restricted Stock at 2020 Fiscal Year-End

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights thathave not vested (#) (1)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Robert Fried	—	—	—	$—
Kevin Farr	—	—	—	$—
Frank Jaksch, Jr.	—	—	166,668	$800,006
Mark Friedman	—	—	—	$—
Megan Jordan	—	—	—	$—

(1)
Frank L. Jaksch Jr. was awarded 83,334 shares of restricted stock on June 6, 2012. Mr. Jaksch was awarded additional 83,334 shares of restricted stock on January 2, 2014. These shares were to originally vest upon the earlier to occur of the following: (i) the market price of the Company’s stock exceeds a certain price, or (ii) one of other certain triggering events, including the termination of the officers and members of the board of directors without cause for any reason. On March 7, 2016, the Company and Mr. Jaksch amended the restricted stock awards to provide that the awards shall not vest upon the market price of the Company’s stock exceeding a certain price or listing of the Company’s stock on a national securities exchange.
(2)
The amounts in the column titled “Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested” above reflect the aggregate market value based on the closing market price of the Company’s stock on December 31, 2020.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2020:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options,warrants and rights	Weighted-average exercise price of outstanding options,warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))

Equity compensation plans approved by security holders (1)	11,414,080	$3.92	5,934,367

Equity compensation plans not approved by security holders (2)	500,000	$5.65	-

Total	11,914,080	$3.99	5,934,367
(1)
Includes the 2017 Equity Incentive Plan, as amended.
(2)
The Board of Directors approved an inducement grant to our Former General Counsel and Corporate Secretary as an inducement material to entering into employment with the Company pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules. The inducement grant consists of a stock option to purchase up to 500,000 shares of our common stock with a per share exercise price or $5.65, which was the adjusted closing price of our common stock on the January 22, 2018 grant date. The inducement grant vests over three years, with one-third of the underlying shares vesting on the first anniversary of the date of grant, and the remaining shares will vest monthly thereafter, at the rate of 1/36th of the shares subject to the option, until fully vested.

Chief Executive Officer Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule (the “Rule”), the Company is required to provide to its shareholders specified disclosure regarding the relationship of CEO total compensation to the total compensation of its median employee, referred to as “pay-ratio” disclosure.

For fiscal 2020,

●
the median of the annual total compensation of all employees of the Company (other than the CEO) was $127,200 and
●
the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,126,685.
●
Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was approximately 9 to 1.

Set forth below is a description of the methodology the Company used to identify the median employee for purposes of the Rule.

To determine the Company’s total population of employees as of December 31, 2020, the Company included all of its full-time and part-time employees, including employees of consolidated subsidiaries. To identify the “median employee” from the Company’s employee population as determined above, the Company compared the aggregate amount of each employee’s 2020 base salary, 2020 incentive bonus, equity awards granted in 2020 and matching 401(k) contributions. In making this determination, the Company annualized the compensation of employees who were employed by the Company for less than the entire fiscal year. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of employees.

Using this approach, the Company selected the employee at the median of its employee population. The Company then calculated annual total compensation for this employee using the same methodology used to calculate annual total compensation for the named executive officers as set forth in the Summary Compensation Table. The Company determined that the employee’s annual total compensation for the fiscal year ended December 31, 2020 was $127,200.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of such reports. To our knowledge, and based solely on our review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were met during the year ended December 31, 2020 except as follows: Robert Fried was late filing one Form 4 for stock transferred to two trusts under the control of his immediate family.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following is a description of transactions since January 1, 2019 to which the Company has been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s executive officers, directors or holders of more than 5% of its common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under "Executive Compensation."

Sale of consumer products

During July 2017, the Company entered into an exclusivity agreement (the "Watsons Agreement") with A.S. Watson Retail (HK) Limited (“Watsons”), whereby the Company agreed to exclusively sell its TRU NIAGEN® dietary supplement product to Watsons in certain territories in Asia. During the years ended December 31, 2019 and December 31, 2020, the Company sold approximately $7.3 million and $7.7 million, respectively, of TRU NIAGEN® dietary supplement product pursuant to the Watsons Agreement. As of December 31, 2019 and December 31, 2020, the trade receivable from Watsons were approximately $0.8 million and $0.9 million, respectively.

Li Ka Shing, who beneficially owns more than 10% of the Company's common stock, beneficially owns approximately 30% of an entity that beneficially owns approximately 75% of Watsons. In accordance with the Company's Related-Person Transactions Policy, the Audit Committee ratified the terms of the Watsons Agreement.

During the year ended December 31, 2020, an entity affiliated with Li Ka Shing purchased $1.6 million of TRU NIAGEN® dietary supplement product to donate to healthcare workers in Hong Kong hospitals.

Financing

In April 2020, the Company entered into a Securities Purchase Agreement with related parties pursuant to which the Company agreed to sell and issue approximately 1.2 million shares for $5.0 million, or $4.08 per share. The selling price was determined by the average closing price over the ten trading days immediately preceding the date of the Securities Purchase Agreement. On May 7, 2020, the Company closed the transaction and received proceeds of $4.9 million, net of offering costs.

The following table sets forth the number of shares of common stock that were issued to holders of more than 5% of the Company’s common stock or entities affiliated with them in relation to the Securities Purchase Agreement:

Name	Shares of Common Stock
Pioneer Step Holdings Limited	490,196
Winsave Resources Limited	735,294

In May 2019, the Company closed a financing transaction and issued convertible promissory notes (the “Notes”) in the aggregate principal amount of $10.0 million to Winsave Resources Limited and Pioneer Step Holdings Limited. The maturity date of the Notes was originally July 1, 2019 and was subsequently extended to August 15, 2019. The Notes accrued interest at a rate of 5.0% per annum for a total of approximately $123,000 through the maturity date. On the maturity date, the Notes automatically converted into approximately 2.3 million shares of the Company’s common stock at a price of $4.465 per share.

The following table sets forth the number of shares of common stock that were issued to holders of more than 5% of the Company’s common stock or entities affiliated with them in relation to the Notes:

Name	Shares of Common Stock
Pioneer Step Holdings Limited	1,133,627
Winsave Resources Limited	1,133,627

In addition, Ms. Yu serves as the director nominated by Pioneer Step Holdings Limited pursuant to rights granted to Pioneer Step Holdings Limited pursuant to that certain Securities Purchase Agreement, dated April 26, 2017, by and among the Company and the certain purchasers named therein.

Employment Arrangements

The Company currently maintains written employment agreements with its named executive officers, as described in "Executive Compensation."

Equity Granted to Executive Officers and Directors

The Company has granted equity to its named executive officers and directors, as more fully described in "Executive Compensation."

Indemnification Agreements

The Company has entered, and intends to continue to enter, into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Company’s bylaws. These agreements, among other things, require the Company to indemnify directors and executive officers for certain expenses incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

Review, approval or ratification of transactions with related persons.

On an ongoing basis, the Audit Committee reviews all “related party transactions” (those transactions that are required to be disclosed by SEC Regulation S-K, Item 404 and under Nasdaq rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. In November 2016, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 21, 2021, there were approximately 67,932,548 shares of our Common Stock outstanding.   The following table sets forth certain information regarding the ownership of our Common Stock as of April 21, 2021 by: each person known to us to beneficially own more than 5% of our Common Stock; each director; each of our named executive officers; and all directors and executive officers as a group.  We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date.  Shares issuable upon exercise of options or warrants that are exercisable or convertible within 60 days after April 21, 2021 are included as beneficially owned by the holder.  Beneficial ownership generally includes voting and dispositive power with respect to securities.  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, the address for the following stockholders is c/o ChromaDex Corporation, 10900 Wilshire Blvd., Suite 600, Los Angeles, CA 90024.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Aggregate Percentage Ownership

Champion River Ventures (3)	6,500,937	9.57%
Li Ka Shing (Global) Foundation (4)	3,467,778	5.10%
Chau Hoi Shuen Solina Holly (5)	6,377,783	9.39%
Young Rong (HK) Asset Management Limited (6)	6,669,802	9.82%
Directors
Stephen Block (7)	257,496	*
Jeff Baxter (8)	189,167	*
Kurt Gustafson (9)	120,000	*
Steven Rubin (10)	120,000	*
Wendy Yu (11)	100,000	*
Tony Lau (12)	100,000	*
Frank L. Jaksch Jr. (13)	3,315,336	4.81%
Robert Fried (14)	3,258,897	4.67%
Named Executive Officers
Frank L. Jaksch Jr.	(See above)
Robert Fried	(See above)
Kevin Farr (15)	1,154,005	1.67%
Lisa H. Harrington	-	*
Mark Friedman (16)	-	*
Megan Jordan (16)	-	*
All directors and current executive officers as a group
(10 persons) (17)
	8,614,900	11.84%

*
Represents less than 1%.

(1)
Addresses for the beneficial owners listed are: Champion River Ventures, 7/F, Cheung Kong Center, 2 Queen's Road Central, Hong Kong; Li Ka Shing (Global) Foundation: PO Box 309, Ugland House, Grand Cayman, KYI-1104, Cayman Islands; Chau Hoi Shuen Solina Holly, 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong; Yong Rong (HK) Asset Management Limited: Suite 3008, 30/F, Two Exchange Square, 8 Connaught Place, Central, Hong Kong

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to shares beneficially owned. Unless otherwise specified, reported ownership refers to both voting and dispositive power. Shares of Common Stock issuable upon the conversion of stock options or the exercise of warrants within the next 60 days are deemed to be converted and beneficially owned by the individual or group identified in the Aggregate Percentage Ownership column.

(3)
Based on beneficial ownership reported on Schedule 13D/A filed with SEC on November 21, 2017, (i) Champion River Ventures Limited (“Champion River”) beneficially owned and had sole voting and dispositive power with respect to 6,500,937 shares (the “Champion Shares”), (ii) Prime Tech Global Limited (“Prime Tech”), by virtue of being the sole shareholder of Champion River, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares, (iii) Mayspin Management Limited (“Mayspin”), by virtue of being the sole shareholder of Prime Tech, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares, and (iv) Li Ka Shing, by virtue of being the sole shareholder of Mayspin, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares. Champion River has exercised its right to designate for appointment one director to our Board of Directors and has designated, and our Board of Directors has appointed, Tony Lau to fill such seat. In addition, Mr. Li is one of 14 directors of Li Ka Shing (Overseas) Foundation (“LKSOF”), which is the sole stockholder of Winsave Resources Limited (“Winsave”), which holds 2,353,139 shares of common stock. However, Mr. Li does not report as having Section 13(d) beneficial ownership over any of the shares owned by Winsave. Investment decisions by LKSOF are made by the majority vote of a board of directors currently consisting of 14 persons, of which Li Ka Shing (“Mr. Li”) is the Chairman. Investment decisions by Winsave are made by the majority vote of a board of directors currently consisting of five persons. Mr. Li is not a director or officer of Winsave. The registered office address for Champion River and Mayspin is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and the registered office address for PrimeTech is P.O. Box 901, East Asia Chambers, Road Town, Tortola, British Virgin Islands, and the correspondence address for each of Champion River, PrimeTech, and Mayspin is c/o 7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

(4)
Based on beneficial ownership reported on Schedule 13G filed with SEC on February 9, 2021, (i) Winsave Resources Limited(“Winsave”) beneficially owned and had sole voting and dispositive power with respect to 3,088,433 shares (the “Winsave Shares”), (ii) Radiant Treasure Limited (“Radiant Treasure”) beneficially owned and had sole voting dispositive power with respect to 379,345 shares (the “Radiant Treasure Shares”), and (iii) Li Ka Shing (Global) Foundation (the “Foundation”), by virtue of being the sole shareholder of Winsave and Radiant Treasure, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Winsave Shares and Radiant Treasure Shares.

(5)
Based on beneficial ownership reported on Schedule 13D/A filed with SEC on April 29, 2020, (i) Pioneer Step Holdings Limited (“Pioneer Step”) beneficially owned and had sole voting and dispositive power with respect to 5,957,783 shares (the “Pioneer Shares”), (ii) Dvorak International Limited (“Dvorak International”) beneficially owned and had sole voting dispositive power with respect to 420,000 shares (the “Dvorak Shares”), and (iii) Chau Hoi Shuen Solina Holly (“Solina Chau”), by virtue of being the sole shareholder of Pioneer Step and Dvorak International, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Pioneer Shares and Dvorak Shares. Pioneer Step has exercised its right to designate for appointment one director to our board of directors and has designated, and our board of directors has appointed, Wendy Yu to fill such seat. The registered office address for Pioneer Step is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and its correspondence address is c/o Suites PT. 2909 & 2910, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong. The business address of Solina Chau is c/o Suites PT. 2909 & 2910, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong.

(6)
Based on beneficial ownership reported on Schedule 13G/A filed with SEC on April 9, 2021, (i) EverFund beneficially owns and has sole voting and dispositive power with respect to 3,846,153 shares, (ii) Yong Rong Global Excellence Fund (“YRGE”) beneficially owns and holds sole voting and dispositive power for 285,164 share and holds 1,688,485 shares of the Company in underlying swaps, and (iii) Bayroad Holdings Limited (“Bayroad”) beneficially owns and has sole voting and dispositive power with respect to 850,000 shares. Yong Rong (HK) Asset Management Limited is the investment manager of EverFund, YRGE and Bayroad. CAI Xiaoxiao, by virtue of being the Portfolio Manager of EverFund, may be deemed to beneficially own and have voting and dispositive power with respect to the shares held by EverFund. HUANG Yong, by virtue of being the Portfolio Manager of YRGE and Bayroad, may be deemed to beneficially own and have voting and dispositive power with respect to the shares held and underlying swaps by YRGE and Bayroad. The registered office of EverFund and YRGE is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (c/o Yong Rong (HK) Asset Management Ltd, the Investment Manager to EverFund, at Suite 3008, 30/F, Two Exchange Square, 8 Connaught Place, Central, Hong Kong). The registered office of Bayroad is Room 1305, 13F Tower A, New Mandarin Plaza. 14 Science Museum Road, Tsim Sha Tsui, Kowloon, Hong Kong.

(7)
Includes 16,667 shares of common stock directly owned by Mr. Block. Includes 240,829 stock options exercisable within 60days of April 21, 2021.

(8)
Includes 189,167 stock options exercisable within 60 days of April 21, 2021.

(9)
Includes 120,000 stock options exercisable within 60 days of April 21, 2021.

(10)
Includes 120,000 stock options exercisable within 60 days of April 21, 2021.

(11)
Includes 100,000 stock options exercisable within 60 days of April 21, 2021.

(12)
Includes 100,000 stock options exercisable within 60 days of April 21, 2021.

(13)
Includes 2,075,052 shares owned by Black Sheep, FLP beneficially owned by Mr. Jaksch because he has shared voting power and shared dispositive power for such shares. Includes 224,339 shares directly owned by Mr. Jaksch. Includes 1,015,945 stock options exercisable within 60 days of April 21, 2021.

(14)
Includes 882,561 shares of common stock directly owned by Mr. Fried. Includes 250,000 shares owned by The Benjamin A. Fried 2020 Irrevocable Trust beneficially owned by Mr. Fried because he has shared voting power and shared dispositive power for such shares. Includes 250,000 shares owned by The Jeremy W. Fried 2020 Irrevocable Trust beneficially owned by Mr. Fried because he has shared voting power and shared dispositive power for such shares. Includes 53,001 shares of common stock held by Fried-Travis Revocable Trust U/A dated June 2, 1999, beneficially owned by Mr. Fried because he has shared voting power and shared dispositive power for such shares. Includes 9,753 shares indirectly held Mr. Fried in the name of Fried Films Profit Sharing. Includes 6,745 shares held by Jeremy Fried and 6,001 shares held by Benjamin Fried, who are both sons of Robert Fried. Includes 1,800,836 stock options exercisable within 60 days of April 21, 2021.

(15)
Includes 41,625 shares of common stock directly owned by Mr. Farr. Includes 1,112,380 stock options exercisable within 60 days of April 21, 2021, of which 498,166 are exercisable at the sole discretion of Kristina Farr pursuant to the terms of a marital settlement agreement.

(16)
Mr. Friedman and Ms. Jordan both resigned from the Company subsequent to December 31, 2020.

(17)
Includes the shares and stock options included above in footnotes (7) through (16).

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to ChromaDex Corporation, ATTN: Secretary, 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024 or contact the Secretary at 310-388-6706. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

As of the date of this Proxy Statement, the management of the Company has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above. As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Frank Jaksch
Executive Chairman of the Board

April 21, 2021

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ChromaDex.

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A Proposals – The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 3 and for every 1 YEAR on Proposal 4.

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1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Frank L. Jaksch, Jr.	☐	☐	02 - Stephen Block	☐	☐	03 - Jeff Baxter	☐	☐
04 - Robert Fried	☐	☐	05 - Kurt Gustafson	☐	☐	06 - Steven Rubin	☐	☐
07 - Wendy Yu	☐	☐	08 - Tony Lau	☐	☐			

	For	Against	Abstain
2. Ratification of Marcum LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2021	☐	☐	☐
3. Approval, on an Advisory Basis, the Compensation of the Company's Named Executive Officers	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Indication, on an advisory basis, the Preferred Frequency of Stockholder Advisory Votes on the Compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

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The 2021 Annual Meeting of Stockholders of ChromaDex Corporation will be held on Thursday, June 17, 2021 at 3:00 P.M. Pacific Time, virtually via the Internet at www.meetingcenter.io/241643867.

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ChromaDex Corporation

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 17, 2021

Robert Fried and Kevin Farr, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ChromaDex Corporation to be held on June 17, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees listed in Proposal 1 to the Board of Directors, FOR Proposals 2 and 3 and for every 1 YEAR on Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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